EXHIBIT 24(A)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration

Statement on Form S-8 of our report dated January 26, 1995, which appears on

Page 26 of the 1994 Annual Report to Shareowners of United Technologies

Corporation, which is incorporated by reference in United Technologies

Corporation's Annual Report on Form 10-K for the year ended December 31, 1994,

and our report dated April 25, 1995 appearing in the United Technologies

Corporation Defined Contribution Retirement Plan's Annual Report for the year ended November 30, 1993.  We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.  We also consent to the references to us under the heading _Interests of Named Experts and Counsel_ in the Form S-8.


Price Waterhouse LLP
Hartford, Connecticut
April 28, 1995

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